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                                                                     EXHIBIT 5.1



                                                   September 23, 1997



Ivex Packaging Corporation
100 Tri-State Drive, Suite 200
Lincolnshire, IL 60069

                     Re:  Ivex Packaging Corporation --
                          Registration Statement on
                          Form S-1 (No. 33-95436)

Ladies and Gentlemen:

   We are acting as special counsel to Ivex Packaging Corporation, a Delaware corporation (the "Company"), in connection with the initial public offering of up to 9,660,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). Of the 9,660,000 Shares being offered, 6,700,000 Shares (the "Company Firm Shares") are being offered by the Company and 1,700,000 Shares (the "Selling Stockholder Firm Shares" and, together with the Company Firm Shares, the "Firm Shares") are being offered by Acadia Partners, L.P. and certain related investors (the "Selling Stockholders") and 1,260,000 Shares are subject to an over-allotment option granted by the Company to the Underwriters (as defined below).

   This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

   In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) Amendment No. 6 to the Registration Statement on Form S-1 (File No. 33-95436), as filed with the Securities and Exchange Commission (the "Commission") under the Act on August 1, 1997 and Amendment No. 7 thereto, as filed with the Commission on

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Ivex Packaging Corporation
September 23, 1997
Page 2


September 4, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the U.S. Purchase Agreement (the "U.S. Purchase Agreement") proposed to be entered into by and among the Company, the Selling Stockholders and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc, as representatives of the several underwriters named therein (the "U.S. Underwriters"), filed as an exhibit to the Registration Statement; (iii) the form of the International Purchase Agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") proposed to be entered into by and among the Company, the Selling Stockholders and Merrill Lynch International, Lehman Brothers International (Europe) and Salomon Brothers International Limited as lead managers for each of the international managers named therein (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters"); (iv) the Amended and Restated Articles of Incorporation (the "Articles") and the Amended and Restated Bylaws of the Company (the "Bylaws"), proposed to be adopted and filed as exhibits to the Registration Statement; (v) a specimen certificate representing the Common Stock; and (vi) certain resolutions of the Board of Directors of the Company (the "Resolutions"), relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropri-ate as a basis for the opinions set forth herein.

   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination





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Ivex Packaging Corporation
September 23, 1997
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of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

   Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction.

   Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the price at which the Shares are to be sold to the Underwriters pursuant to the Purchase Agreements and other matters relating to the issuance and sale of the Shares have been approved by the Board of Directors of the Company in accordance with the Resolutions; (iii) the Purchase Agreements have been duly executed and delivered; (iv) the Articles and Bylaws have been adopted by the Board of Directors and shareholders of the Company as required under Delaware law and filed with the Secretary of State of Delaware; and (v) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters as contemplated by the Purchase Agreements, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.





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Ivex Packaging Corporation
September 23, 1997
Page 4




   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,


                                /s/ Skadden, Arps, Slate, Meagher & Flom
                                    (Illinois)